                                                                   EXHIBIT 10.15


                              CONSULTING AGREEMENT


         This Consulting Agreement dated as of July 26, 1996 between Weatherford Enterra, Inc. (the "Company") and Thomas N. Amonett (the "Consultant").

         WHEREAS, the Company desires to engage Consultant to perform certain services, as hereinafter specified; and

         WHEREAS, Consultant is willing to enter into this Agreement with respect to such services upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

 1. Duties. Consultant will serve as Acting President and Chief Executive Officer of the Company and otherwise consult with the Board of Directors for the term of this Agreement.

 2. Term and Termination. This Agreement will commence on July 26, 1996 and will continue indefinitely until terminated by either party's giving written notice to the other of its intention to terminate same.

 3. Compensation. The Company will pay to Consultant $22,750 per month, commencing July 26, 1996. The Consultant will continue to receive his quarterly retainer and meeting fees owed by the Company in connection with his serving as a director of the Company.

 4. Relationship Between the Parties. Consultant is retained and engaged by the Company only for the purposes and to the extent set forth in this Agreement, and his relation to the Company and its affiliated or subsidiary companies shall be that of an independent contractor, and he shall be free to dispose of such portion of his entire time, energy and skill during regular business hours as he is not obligated to devote hereunder to the Company and its affiliated or subsidiary companies, to other pursuits, persons, firms or corporations which are not competitive to the businesses or products of the Company. Consultant shall not be considered under the provisions of this Agreement or otherwise as having an employee status and shall not be entitled to participate in any plans, arrangements or distributions by the Company or its affiliated or subsidiary companies pertaining to or in connection with any pension, stock, bonus, insurance, profit sharing or similar benefits for the Company's regular employees.

 5. Taxes. Consultant will be liable for all taxes imposed on him or his business by any government. Accordingly, the Company will not withhold from Consultant's fees any monies for payment of taxes, including income taxes, social security taxes, etc. Consultant agrees to hold harmless and indemnify the Company from and against the payment of any taxes on account of Consultant's performance hereunder.

 6. Trade Secrets and Confidential Information. Consultant recognizes and acknowledges that he may have access to certain trade secrets and other confidential information of the Company and corporations affiliated with the Company and that such information constitutes valuable, special and unique property of the Company and such other corporations. Consultant will keep such information strictly confidential and will not, during the term of this Agreement, or for a period of five (5) years after the termination hereof, disclose any of such trade secrets or confidential information to any person, firm, corporation or other entity for any reason or purpose whatsoever except to authorized representatives of the Company and its affiliated corporations. In the event of a breach or threatened breach by Consultant of the provisions of this provision, the Company shall be entitled to an injunction restraining Consultant from disclosing, in whole or in part, such trade secrets and confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Consultant.

 7. Other Contracts. Consultant warrants that his entering into this Agreement does not conflict with any obligations he has under any other agreement.

 8. Conflict of Interest. Consultant agrees that he will not, without the prior written consent of the Company, serve any interest or do any act or thing which would, in the reasonable opinion of the Company, conflict with the interests of the Company or any of its affiliates during the term of this Agreement, and Consultant will not, without the prior written consent of the Company, enter into competition with the Company or any of its affiliated or subsidiary companies or perform services for any competitor of the Company or any of its affiliated or subsidiary companies during said period.

 9. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when deposited in the U.S. mail in a registered, postage prepaid envelope addressed, if to Consultant, 3609 W. Clay, Houston, Texas 77019, and if to the Company, Weatherford Enterra, Inc., 1360 Post Oak Boulevard, Houston, Texas 77056, Attn.: H. Suzanne

         Thomas, or to such other address as either party shall designate by written notice to the other.

10. Assignment. Consultant may not assign his rights or obligations hereunder without obtaining the prior written consent of the Company. The rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

11.      Miscellaneous.

         (a) This Agreement shall be subject to and governed by the laws of the State of Texas.

         (b) Failure to insist upon strict compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

         (c) This Agreement may not be modified except by an agreement in writing executed by the parties hereto.

         (d) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

12. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the engagement of Consultant by the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        WEATHERFORD ENTERRA, INC.



                                        By:     /s/ H. SUZANNE THOMAS
                                                -------------------------------
                                        Name:   H. Suzanne Thomas
                                        Title:  Senior Vice President and
                                                Secretary


                                                /s/ THOMAS N. AMONETT
                                        ---------------------------------------
                                                Thomas N. Amonett

                    FIRST AMENDMENT TO CONSULTING AGREEMENT

         This First Amendment to Consulting Agreement dated as of January 1, 1997 between Weatherford Enterra, Inc. (the "Company") and Thomas N. Amonett (the "Consultant").

         WHEREAS, the Company and Consultant have previously entered into that certain Consulting Agreement dated as of July 26, 1996 (the "Consulting Agreement"); and

         WHEREAS, the parties which to amend the Consulting Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties agree as follows:

         1. Section 3 of the Consulting Agreement is hereby deleted in its entirety and replaced with the following language:

         "COMPENSATION.

         (a) The Company will pay to Consultant $30,000 per month, commencing January 1, 1997. Consultant will continue to receive his quarterly retainer and meeting fees owed by the Company in connection with his serving as a director of the Company during the term of this agreement.

         (b) Upon Consultant's services as Acting President and Chief Executive Officer no longer being required, the Company will pay to Consultant an amount equal to one year's pay, such amount to be paid at such times and in such installments as directed by Consultant. In addition, the Company will provide Consultant with an office and secretarial assistance for one year thereafter; provided, however, that this shall be furnished at no additional cost to the Company."

         2. The remainder of the Consulting Agreement shall remain in full force and effect as written.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Consulting Agreement as of the day and year first above written.

                                        WEATHERFORD ENTERRA, INC.



                                        By:     /s/ H. SUZANNE THOMAS
                                               ---------------------------------
                                        Name:       H. Suzanne Thomas
                                               ---------------------------------
                                        Title:      Sr. Vice President and
                                                         Secretary
                                               ---------------------------------

                                        /s/ Thomas N. Amonett
                                        ----------------------------------------
                                        Thomas N. Amonett